Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL & ACCOUNTING OFFICER OF
PREMIERE PUBLISHING GROUP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

I, Michael Jacobson, Chief Executive Officer of Premiere Publishing Group, Inc. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the period ending June 30, 2008 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

Date: August 19, 2008

By: /s/ MICHAEL JACOBSON
Michael Jacobson
Principal Executive Officer and Principal Financial & Accounting Officer